Exhibit 99.1

Howard Lutnick Confirmed as 41st United States Secretary of Commerce; Steps Down as BGC Group Chairman of the Board and Chief Executive Officer

NEW YORK, NY – February 18, 2025 – BGC Group, Inc. (Nasdaq: BGC) (“BGC” or the “Company”), a leading global brokerage and financial technology company, today announced Howard W. Lutnick, Chairman and Chief Executive Officer, has been confirmed by the United States Senate as the 41st Secretary of Commerce and, as a result, has stepped down as Chairman of the Board and from his executive positions at the Company.

As a resilient and visionary leader, Mr. Lutnick built BGC into the world’s most valuable wholesale financial services intermediary, with more than 4,000 employees worldwide, revenues exceeding $2.25 billion, and a market capitalization of approximately $4.5 billion. Under his leadership, the Company established itself as a pioneer in electronic trading solutions, which included the automation of the U.S. Treasury market – the largest bond market in the world.

“Howard is a visionary leader with an exceptional ability to identify opportunities and challenges that others overlook,” said Linda Bell, a Member of the Board of Directors, commented on behalf of the Board. “With a strategic view of the entire market landscape, he made decisive moves that others might have missed, positioning BGC ahead of industry trends. We are deeply grateful for his relentless drive and forward-thinking approach, which have enabled BGC to adapt and thrive in a constantly evolving market.”

Most recently, to drive competition in the U.S. derivatives markets, Mr. Lutnick launched FMX, the premier U.S. Treasury and U.S. interest rate futures trading marketplace together with ten of the world’s leading global investment banks and market-making firms.

Mr. Lutnick has agreed to divest his interests in BGC to comply with U.S. government ethics rules and does not expect any arrangement which involves selling shares on the open market.

In separate releases, BGC today announced additional Executive and Board changes. Please visit ir.bgcg.com

BIOGRAPHY

Mr. Lutnick joined Cantor Fitzgerald in 1983 and rose rapidly through the ranks to be appointed President and CEO in 1991, at the age of 29. Five years later he was named Chairman. On September 11, 2001, when terrorists attacked the World Trade Center, Cantor Fitzgerald lost 658 of its 960 New York-based employees, including Mr. Lutnick’s brother Gary. In the days after the attack, he launched the Cantor Fitzgerald Relief Fund, which donated $180 million to families of his coworkers who died on 9/11. He has personally donated more than $100 million to victims of terrorism, natural disasters, and other emergencies around the world.

Mr. Lutnick emerged from these events with an indomitable sense of purpose – to rebuild the firm to honor those lost and support the survivors and their families. In 2004, Cantor Fitzgerald spun out its wholesale brokerage business to create BGC Partners, L.P. As Chairman and CEO, he led the merger of BGC Partners and eSpeed in 2008, forming BGC Partners, Inc., which was publicly listed on the Nasdaq. The Company was renamed BGC Group, Inc. following the firm’s corporate conversion in 2023.

Mr. Lutnick most recently served on the Board of Directors of the National September 11 Memorial & Museum and Weill Cornell Medicine. He is a recipient of the Department of the Navy’s Distinguished Public Service Award, the highest honor granted to non-military personnel by the Navy.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Erica Chase

erica.chase@bgcg.com

+1 212-610-2419

INVESTOR CONTACT:

Jason Chryssicas

+1 212-610-2426